UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 13, 2006
MERCANTILE BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32434 (Commission File Number)	37-1149138 (I.R.S. Employer Identification No.)
440 Maine Street, Quincy, Illinois 62301
(Address of Principal Executive Offices) (Zip Code)
(217) 223-7300
Registrant’s Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
See discussion at Item 2.03 below.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an
     Off-Balance Sheet Arrangement of a Registrant.
     On July 13, 2006 Mercantile Bancorp, Inc. (the “Company”) announced the completion of the issuance of $30 million in trust preferred securities and the renewal of an existing $15 million line of credit. The transactions are discussed in more detail below and in the press release included herein as Exhibit 99.1 and incorporated herein by reference.
     Trust Preferred Securities. On July 13, 2006 the Company participated in a private placement of $30 million of trust preferred securities (the “Securities”), through newly formed Delaware trust subsidiaries, Mercantile Bancorp Capital Trust II (“Trust II”) and Mercantile Bancorp Capital Trust III (“Trust III”) (together, the “Trusts”), which were established for the purpose of issuing the Securities. The Securities were issued and sold in a private placement exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act and Regulation S, and may not be reoffered or resold in the United States absent registration or an exemption from the registration requirements.
     The Company issued $20 million of the Securities through Trust II (the “Trust II Securities”) to TWE, Ltd. They bear a straight floating interest rate and are redeemable at the Company’s option quarterly, on or after September 30, 2011. In addition, the Trust II Securities require quarterly distributions by Trust II to the holders of the Trust II Securities at a rate of three-month LIBOR plus 1.65%, reset quarterly until maturity. Trust II simultaneously issued $619,000 of Trust II common shares of beneficial interest (the “Common Securities”) to the Company.
     Trust II used the proceeds of the sale of the Trust II Securities and Common Securities to purchase from the Company the aggregate principal amount of $20,619,000 of the Company’s floating rate junior subordinated debentures (the “Trust II Debentures”). The Trust II Debentures were issued pursuant to an Indenture, dated July 13, 2006, between the Company and Wilmington Trust Company, as trustee. Like the Trust II Securities, the Debentures bear interest at a floating rate to equal LIBOR plus 1.65%. The interest payments by the Company will be used to pay the quarterly distributions payable by Trust II to the holders of the Trust II Securities. However, so long as no event of default, as described below, has occurred under the Trust II Debentures, the Company may, from time to time, defer interest payments on the Trust II Debentures (in which case Trust II will be entitled to defer distributions otherwise due on the Trust II Securities) for up to twenty (20) consecutive quarters.
     The Company issued $10 million of the Securities through Trust III (the “Trust III Securities”) to SCP Structured Fund I, Ltd. They bear an initially fixed and then floating interest rate and are redeemable at the Company’s option quarterly, on or after September 23, 2011. In addition, the Trust III Securities require quarterly distributions by Trust III to the holders of the Trust III Securities at a rate of 7.17%, until September, 2011 at which time interest will convert to floating at three-month LIBOR plus 1.53%, reset quarterly until maturity. Trust III simultaneously issued $310,000 of Trust III’s Common Securities to the Company.

     Trust III used the proceeds of the sale of the Trust III Securities and Trust III Common Securities to purchase from the Company the aggregate principal amount of $10,310,000 of the Company’s initially fixed and then floating rate junior subordinated debentures (the “Trust III Debentures”). The Trust III Debentures were issued pursuant to an Indenture dated July 13, 2006, between the Company and Wilmington Trust Company, as trustee. Like the Trust III Securities, the Trust III Debentures bear interest at a fixed rate of 7.17%, until September, 2011, after which the rate will reset on a quarterly basis to equal LIBOR plus 1.53%. The interest payments by the Company will be used to pay the quarterly distributions payable by Trust III to the holders of the Trust III Securities. However, so long as no event of default, as described below, has occurred under the Trust III Debentures, the Company may, from time to time, defer interest payments on the Trust III Debentures (in which case Trust III will be entitled to defer distributions otherwise due on the Trust III Securities) for up to twenty (20) consecutive quarters.
     The Trust II Debentures and the Trust III Debentures (together, the “Debentures”) are subordinated to the prior payment of other indebtedness of the Company that, by its terms, is not similarly subordinated. Although the Debentures will be recorded as a long-term liability on the Company’s balance sheet, for regulatory purposes the Debentures are expected to be treated as Tier 1 capital under regulatory capital guidelines issued by the Federal Reserve Board, and specifically requested for this transaction.
     The Trust II Debentures and the Trust III Debentures mature September 30, 2036 and September 23, 2036, respectively, but may be redeemed at the Company’s option quarterly, on or after September 30, 2011 and September 23, 2011, respectively, or at any time upon certain events, such as certain changes in the regulatory capital treatment of Debentures, the Trusts being deemed to be investment companies or the occurrence of certain adverse tax events.
     If an event of default occurs and is continuing, the Debentures may be declared immediately due and payable at the election of (a) the Debenture trustee, (b) the holders of 25% of the aggregate principal amount of outstanding Debentures, or (c) the holders of not less than a majority in liquidation amount of the Securities then outstanding upon the occurrence of an event of default. An event of default generally means: (1) default in the payment of any interest when due that continues unremedied for a period of thirty (30) days, except in the case of an election by the Company to defer payments of interest for up to twenty (20) consecutive quarters (which does not constitute an event of default); (2) a default in the payment of the principal amount of the Debentures at maturity; (3) a default in the payment of any interest following the deferral of interest payments by the Company for twenty (20) consecutive quarters; (4) a default in the Company’s performance, or breach, of any covenant or warranty in the Indenture which is not cured within thirty (30) days in regards to Trust II, and ninety (90) days in regard to Trust III; (5) the institution of any bankruptcy or similar proceedings by or against the Company; (6) the appointment of a receiver to a significant banking subsidiary for it or substantially all of its property in any liquidation, insolvency or similar proceeding with respect to it or substantially all of its property; or (7) the liquidation or winding up of a Trust, other than as contemplated in the Indenture.
     The Company intends to use the proceeds from the sale of the Securities to finance a portion of the previously announced acquisition of Royal Palm Bancorp, Inc. of Naples, Florida. That transaction, which is subject to regulatory approvals, is expected to close later this year.

     Line of Credit. Mercantile recently amended and extended a previously disclosed, existing $15 million line of credit through US Bank, N.A., which would have expired June 30, 2006. As amended, the credit facility bears interest at a floating rate of 1.5% below the national prime interest rate until maturity on June 30, 2007. The Company intends to continue to use this revolving credit line for various corporate purposes, including, but not limited to, pursuit of the Company’s growth and operating strategy, stock repurchases, and/or other general corporate purposes.
Item 9.01 Financial Statements And Exhibits
          (c) Exhibits:

Exhibit
Number	Description

99.1	Press release issued by Mercantile Bancorp, Inc. on July 13, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bancorp, Inc.
By:	/s/ Dan S. Dugan
Name:	Dan S. Dugan
Title:	Chairman, President and Chief Executive Officer

Date: July 14, 2006

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